Exhibit 10.6

LEASE AMENDMENT AND EXTENSION AGREEMENT

This lease amendment and extension agreement is made August 17, 2006, between CALIBER DEVELOPMENT COMPANY LLC (the “Landlord”), and DIAMONDBACK-PUMPING SERVICE, L.P. (the “Tenant”).

WITNESSETH:

WHEREAS, pursuant to the lease dated July 1, 2006 (the “Lease”), Tenant let from Landlord certain real property and improvements situated thereon physically located in Johnson County, Texas, and more particularly described in Exhibit “A” of said Lease, for an initial term of ten (10) years (“Initial Term”).

WHEREAS, the Landlord and Tenant desire to amend the ten (10) year Initial Term of the Lease to twenty (20) years.

NOW, THEREFORE, in consideration of the matters described above and for the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

1. CONSTRUCTION. This lease amendment and extension agreement shall be construed in conjunction with the Lease and, except as amended by this instrument, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect and are ratified and confirmed by this instrument.

2. DEFINED TERMS. All terms used in this lease amendment and extension agreement shall have the meanings ascribed to them in the Lease unless otherwise defined in this instrument.

3. LEASE TERM. The Initial Term of the letting of the properties shall be extended to twenty (20) years from the Effective Date of the Lease.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed and delivered this lease amendment and extension agreement, as of the day and year first written above.

“LANDLORD”	CALIBER DEVELOPMENT COMPANY LLC

	By:	/s/ Jade Noles
	Name:	Jade Noles
	Title:	President

“TENANT”	DIAMONDBACK PUMPING SERVICE, L.P.

	By:	/s/ Michael O. Thompson
	Name:	Michael O. Thompson
	Title:	Chief Executive Officer